Exhibit 99.h.6.a

EXHIBIT A*

to the Amended and Restated Expense Limitation Agreement between

ABERDEEN FUNDS and

ABERDEEN ASSET MANAGEMENT INC.

Name of Fund/Class	2010 Expense Limitation	2010 Expiration Date	2011 Expense Limitation(1)		2011 Expiration Date	2012 Expense Limitation (2)		2012 Expiration Date
Aberdeen China Opportunities Fund	1.62%	Feb. 28, 2011	1.62%		Feb. 27, 2013	1.62%		Feb. 27, 2013
Aberdeen International Equity Fund	1.24%	Feb. 28, 2011	1.24%		Feb. 27, 2013	1.10	%(5)	Feb. 27, 2013
Aberdeen Equity Long-Short Fund	1.45%	Feb. 28, 2011	1.40%		Feb. 27, 2013	1.40%		Feb. 27, 2013
Aberdeen Global Equity Fund	1.32%	Feb. 28, 2011	1.19	%(4)	Feb. 27, 2013	1.19%		Feb. 27, 2013
Aberdeen Global Natural Resources Fund	1.16%	Feb. 28, 2011	1.16%		Feb. 27, 2013	1.16%		Feb. 27, 2013
Aberdeen Small Cap Fund	1.04%	Feb. 28, 2011	1.15%		Feb. 27, 2013	1.15%		Feb. 27, 2013
Aberdeen Tax Free Income Fund	0.68%	Feb. 28, 2011	0.68%		Feb. 27, 2013	0.68%		Feb. 27, 2013
Aberdeen Optimal Allocations Fund: Growth	0.25%	Feb. 28, 2011	0.25%		Feb. 27, 2013	0.25%		Feb. 27, 2013
Aberdeen Optimal Allocations Fund: Moderate Growth	0.25%	Feb. 28, 2011	0.25%		Feb. 27, 2013	0.25%		Feb. 27, 2013
Aberdeen Optimal Allocations Fund: Moderate	0.25%	Feb. 28, 2011	0.25%		Feb. 27, 2013	0.25%		Feb. 27, 2013
Aberdeen Optimal Allocations Fund: Defensive	0.25%	Feb. 28, 2011	0.25%		Feb. 27, 2013	0.25%		Feb. 27, 2013
Aberdeen Optimal Allocations Fund: Specialty	0.25%	Feb. 28, 2011	0.25%		Feb. 27, 2013	0.25%		Feb. 27, 2013
Aberdeen Core Fixed Income Fund	0.50%	Dec. 1, 2011	0.50%		Feb. 27, 2013	0.50%		Feb. 27, 2013
Aberdeen Core Plus Income Fund	0.50%	Feb. 28, 2011	0.50%		Feb. 27, 2013	0.50%		Feb. 27, 2013
Aberdeen Asia Bond Fund (formerly, Aberdeen Asia Bond Institutional Fund)	0.65%	July 20, 2011	0.70%		Feb. 27, 2013	0.70%		Feb. 27, 2013
Aberdeen Global Fixed Income Fund	0.95%	July 20, 2011(3)	0.95%		Feb. 27, 2013	0.95%		Feb. 27, 2013
Aberdeen Global Small Cap Fund	1.30%	July 20, 2011(2)	1.30%		Feb. 27, 2013	1.30%		Feb. 27, 2013
Aberdeen Emerging Markets Fund	0.95%	Nov. 23, 2011	1.10%		Feb. 27, 2013	1.10%		Feb. 27, 2013
Aberdeen Asia-Pacific (ex-Japan) Equity Fund (formerly, Aberdeen Asia-Pacific (ex-Japan) Equity Institutional Fund)	1.25%	Feb. 28, 2011	1.25%		Feb. 27, 2013	1.25%		Feb. 27, 2013

*	As most recently approved at the June 2012 Board Meeting.
(1)	2011 Expense Limitation commences one day after the 2010 Expiration Date.
(2)	2012 Expense Limitation commences one day after the 2011 Expiration Date.
(3)	Commencing one day after the 2010 Expiration Date, these Funds will exclude Administrative Service Fees from the Operating Expense Limit.
(4)	Prior to the Acquisition of Aberdeen Global Financial Services Fund on December 16, 2011, the Fund’s expense limitation was 1.32%.
(5)	Prior to the Reorganization of Aberdeen International Equity Fund on February 27, 2012, the Fund’s expense limitation was 1.24%.

A-1

Name of Fund/Class	2010 Expense Limitation	2010 Expiration Date	2011 Expense Limitation(1)	2011 Expiration Date	2012 Expense Limitation (2)	2012 Expiration Date
Aberdeen Ultra-Short Duration Bond Fund	0.40%	One year from start date of operations December 1, 2011	0.40%	Feb. 27, 2013	0.40%	Feb. 27, 2013
Aberdeen Emerging Markets Debt Local Currency Fund	0.90%	One year from start date of operations	0.90%	May 2, 2012	0.90%	Feb. 27, 2013
Aberdeen Global High Yield Bond Fund	0.75%	One year from start date of operations	0.75%	One year from start date of operations	0.75%	One year from start date of operations
Aberdeen Asia-Pacific Smaller Companies Fund	1.70%	One year from start date of operations	1.70%	June 29, 2012	1.70%	Feb. 27, 2013
Aberdeen U.S. Equity Fund (formerly Aberdeen U.S. Equity I Fund)	N/A	N/A	0.90%	Oct. 11, 2013 (3), (4)	0.90%	Oct. 11, 2013 (3), (4)
Aberdeen U.S. Equity II Fund	N/A	N/A	0.90%	Oct. 11, 2013 (4)	0.90%	Oct. 11, 2013 (4)
Aberdeen U.S. High Yield Bond Fund	N/A	N/A	N/A	N/A	0.80%	One year from start date of operations
Aberdeen Emerging Markets Debt Fund	N/A	N/A	N/A	N/A	0.90%	One year from start date of operations

(1)	2011 Expense Limitation commences one day after the 2010 Expiration Date.
(2)	2012 Expense Limitation commences one day after the 2011 Expiration Date.
(3)	Prior to the Reorganization of Aberdeen U.S. Equity Fund on October 10, 2011, the Fund’s expense limitation was 1.21%.
(4)	These Funds’ Expense Limitations include Administrative Services Fees.

A-2